UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2016

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ERICKSON INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 200 Portland, Oregon 97239
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Amendment Number Thirteen to Credit Agreement

On July 22, 2016, Erickson Incorporated (the “Company”) entered into Amendment Number Thirteen to the Credit Agreement with Wells Fargo Bank, National Association and Deutsche Bank Trust Company Americas, which modified the required level of borrowing capacity to be maintained, known as “Excess Availability,” to the following:

•	$10 million for the period from July 25, 2016 through August 15, 2016;

•	$12 million for the period from August 16, 2016 through August 22, 2016;

•	$13.5 million for the period from August 23, 2016 through August 29, 2016;

•	$17.5 million for the period from August 30, 2016 through October 2, 2016; and

•	$20 million for the period from October 3, 2016 through December 31, 2016.

Amendment Fee Letter

In addition, in connection with entering into Amendment Number Thirteen to the Credit Agreement, the Company entered into an Amendment Fee Letter (the “Letter”) with Wells Fargo Bank, National Association, which formalizes a requirement that the Company agrees to seek a refinancing of its $140 million revolving credit facility (the “Credit Facility”) in its entirety (the “Refinancing”) and requires near term progress milestones related to such refinancing effort beginning in late July and early August, 2016. In the event the Company is unable to refinance the Credit Facility in its entirety, and otherwise satisfy in full in cash all outstanding amounts and other obligations under the Credit Facility, the lenders under the Credit Facility are seeking to impose the following incentive fees:

•	$3.5 million if the Refinancing has not occurred on or before August 29, 2016;

•	$1.5 million if the Refinancing has not occurred on or before September 12, 2016; and

•	$500,000 each two weeks thereafter if the Refinancing has not occurred on or before September 26, 2016 and each Monday thereafter, as applicable.

If we are successful in refinancing the Credit Facility, we may seek waiver or reduction of such fees should any of them become applicable and if we are not able to meet certain of the milestones related to the refinancing effort, we may seek an extension of time or a modification or waiver of the terms of such milestone, but there can be no assurance that waiver of such fees or any extension, modification or waiver of milestones will be available.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of Amendment Number Thirteen to Credit Agreement and the Amendment Fee Letter contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 26, 2016, the Company received two letters from the Listing Qualifications staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that, (i) based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company no longer meets the requirement to maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2), and (ii) based upon the Company’s market value of publicly held shares for the last 30 consecutive days, the Company no longer meets the requirement to maintain a minimum Market Value of Publicly Held Shares (“MVPHS”) of $5 million, as set forth in Nasdaq Listing Rule 5450(b)(1)(C).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a period of 180 calendar days, or until January 23, 2017, in which to regain compliance with Nasdaq Listing Rule 5550(a)(2). In order to regain compliance with the minimum bid price requirement, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during this 180-day period. In the event that the Company does not regain compliance within this 180-day period, the Company may be eligible to seek an additional compliance period of 180 calendar days if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirements, and provide written notice to Nasdaq of its intent to cure the deficiency during this second compliance period by effecting a reverse stock split if necessary. However, if it appears to the Nasdaq Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice to the Company that its common stock will be subject to delisting. In the event of such a notification, the Company may appeal the Nasdaq Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has been provided a period of 180 calendar days, or until January 23, 2017, in which to regain compliance with Nasdaq Listing Rule 5450(b)(1)(C). In order to regain compliance with the MVPHS requirement, the Company’s MVPHS must be at least $5 million for a minimum of ten consecutive business days during this 180-day period. In the event that the Company does not regain compliance within this 180-day period, Nasdaq will provide notice to the Company that its common stock will be subject to delisting. In the event of such a notification, the Company may appeal the Nasdaq Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.

The Notices do not result in the immediate delisting of the Company’s common stock from the Nasdaq Capital Market. The Company intends to monitor the closing bid price of the Company’s common stock and its MVPHS and consider its available options in the event that the closing bid price of the Company’s common stock remains below $1.00 per share or the Company’s MVPHS remains below $5 million. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or the MVPHS requirement or maintain compliance with the other listing requirements.

This current report on Form 8-K contains certain statements that may constitute ‘forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those reflected in any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Amendment Number Thirteen to Credit Agreement, dated July 22, 2016.
10.2	Amendment Fee Letter, dated July 22, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 28, 2016	Erickson Incorporated

		By:	/s/ Nichole Tennyson
Nichole Tennyson
Interim Corporate Secretary